Exhibit 99.1

IMMEDIATE RELEASE	Contact:	Dennis G. Moore
FOR:		Senior Vice President
Chief Financial Officer
(856) 532-6603

6000 Central Highway

Pennsauken, NJ 08109

J & J SNACK FOODS

ACQUIRES NEW YORK PRETZEL

Pennsauken, NJ, October 16, 2013 - - J & J Snack Foods Corp. (NASDAQ-JJSF) announced today that it has acquired the assets of New York Pretzel. New York Pretzel, located in Brooklyn NY, produces soft pretzel products sold primarily in the north east region to both retail and food service locations. The Company did not disclose the purchase price or the revenues of New York Pretzel.

Gerald B. Shreiber, J & J’s President and Chief Executive Officer, commented, “This is a natural extension of our soft pretzel product category and we welcome New York Pretzel to our family of brands.”

J&J Snack Foods Corp. is a leader and innovator in the snack food industry, providing nutritional and affordable branded niche snack foods and beverages to foodservice and retail supermarket outlets.  Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, PRETZEL FILLERS and other soft pretzels, ICEE, SLUSH PUPPIE and ARCTIC BLAST frozen beverages, LUIGI’S Italian ice, MINUTE MAID* frozen juice bars and ices, WHOLE FRUIT sorbet, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, TIO PEPE’S and CALIFORNIA CHURROS churros, THE FUNNEL CAKE FACTORY funnel cakes, and READI-BAKE cookies.  For more information, please visit us at www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.